Exhibit 23.4

Premier Power Renewable Energy, Inc.
4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762

We consent to the use in this Registration Statement of Premier Power Renewable Energy, Inc. on Form S-1 of our reports dated September 24, 2009, on the financial statement of Premier Power Italy S.p.A. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Ria & Partners S.p.A.

/s/ Fabio Gallassi
Fabio Gallassi
Partner

Rome, Italy
September 25, 2009